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                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY

         AGREEMENT made as of this 11th day of September, 2004, between Grey Global Group Inc., a Delaware corporation with principal offices at 777 Third Avenue, New York, New York 10017, United States of America ("Grey"), WPP Group plc, an English public limited company with principal offices at 27 Farm Street, London, W1J 5RJ, England ("Parent"), and Edward H. Meyer, residing at 580 Park Avenue, New York, New York, United States of America (the "Executive")

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Abbey Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and Grey are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, subject to the terms and conditions of the Merger Agreement, Grey shall merge with and into Merger Sub (the "Merger"), with Merger Sub being the surviving corporation of the Merger (the surviving corporation, "New Grey") and a wholly-owned subsidiary of Parent;

         WHEREAS, as of the date of this Agreement, the Executive beneficially owns 149,158 shares of Common Stock, par value $.01 per share of Grey ("Common Stock"), including options to acquire 50,000 shares of Common Stock ("Stock Options"), and 135,617 shares of Limited Duration Class B Common Stock, par value $.01 per share of Grey ("Class B Common Stock" and together with the Common Stock and Stock Options, "Grey Securities");

         WHEREAS, in accordance with the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Common Stock and Class B Common Stock then held by the Executive shall be converted into a right to receive cash and/or American Depositary Shares of Parent ("Parent ADR"), each of which represents five ordinary shares of nominal value 10p each of Parent ("Parent Ordinary Shares") (or in lieu of each Parent ADR, five Parent Ordinary Shares), and each Stock Option then held by the Executive shall become an option to acquire Parent ADRs;

         WHEREAS, Grey and the Executive are currently parties to an agreement dated as of February 9, 1984, as amended (the "Original Agreement");

         WHEREAS, under the Original Agreement, the Executive is Grey's President, Chairman of the Board of Directors of Grey and Chief Executive Officer of Grey;

         WHEREAS, simultaneously herewith, the Executive, in his capacity as a stockholder of Grey, is entering into a voting agreement with Parent (the "Voting Agreement") pursuant to which the Executive is agreeing to vote all shares of Common Stock and Class B Common Stock in favor of the adoption of the Merger Agreement;

         WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and as an inducement and in consideration therefore, Parent and Merger Sub have required that the Executive agree, and the Executive has agreed, to execute and deliver this Agreement;

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         NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties hereto, intending legally to be bound, hereby agree as follows:

         1. Employment; Employment Term; Directorship. Subject to the terms and conditions of this Agreement, for the period beginning on the Effective Time and ending on December 31, 2006 (the "Initial Term"), New Grey shall employ the Executive as its Chairman (the "Chairman") and Chief Executive Officer (the "CEO"). Such term shall automatically be renewed for successive one (1) year periods beginning on January 1, 2007, unless New Grey or the Executive gives written notice of non-renewal at least ninety (90) days prior to any December 31 expiration. The Initial Term plus any renewal thereof shall constitute the "Employment Term".

Subject to the terms and conditions of this Agreement, Executive shall also serve as Chief Executive Officer of Grey Worldwide Global Operations ("CEO of GWW") for the period beginning on the Effective Time until his successor is appointed. As promptly as practicable after the appointment of a successor CEO of GWW in accordance with Section 2, the Board of Directors of Parent (the "Parent Board") shall, subject to applicable law and at the request of the Executive, appoint the Executive as director of Parent.

         2. Duties. As the Chairman and CEO, the Executive shall be responsible for (a) overseeing and supervising the Chief Executive Officers of New Grey's major agencies, all of whom, including the successor CEO of GWW appointed in accordance with this Section 2, will report directly to the Executive, provided, however, the Chief Executive Officer of Mediacom may not be required to report to the Executive, (b) overseeing the client relationships of New Grey and its subsidiaries, and (c) to the extent requested by the Group Chief Executive of Parent, overseeing the integration and transition of New Grey and its subsidiaries into Parent's group of companies. The Executive will report directly to the Group Chief Executive of Parent. In addition, as CEO of GWW, the Executive shall perform such duties in such manner, as are usual and customary for a like officer to perform for advertising agencies of the size and nature of GWW. Within six (6) months after the Effective Time, the Executive shall propose for appointment a successor CEO of GWW. The appointment of such successor shall be subject to the approval of the Group Chief Executive of Parent. If a successor CEO of GWW has not been appointed within six (6) months after the Effective Time, the Group Chief Executive of Parent shall have the right to appoint the successor CEO of GWW. The Executive shall devote his full business time and affairs to his duties hereunder, subject to his right to hold a reasonable number of outside directorships, to manage and supervise his personal investments, and to engage in a reasonable amount of communal or philanthropic activities; provided that in the aggregate all of these activities do not unreasonably interfere with the performance of his duties hereunder.

         3. Compensation. The Executive shall be entitled to receive compensation from New Grey ("Compensation") as set forth below:

                  3.1 Basic Salary.

                  So long as the Executive remains employed by New Grey hereunder, New Grey shall pay and the Executive shall receive Basic Salary at the rate of not less than $1,000,000 per annum, or such greater sum as may from time to time be fixed in accordance with New Grey's

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salary review policy for senior executives then in effect. Payments of Basic
Salary to the Executive shall be subject to such payroll deductions as are required by law. As used in this Agreement, the term "Basic Salary" shall mean regular annual compensation payable in equal monthly installments, and, without limitation, shall not include any bonus, deferred compensation, medical reimbursements, insurance, profit sharing contributions, pension plan contributions, Senior Management Incentive Plan payments or any other supplementary fringe benefit or compensation payments, which are now existing or hereafter established by Grey, New Grey, Parent or any affiliates of Parent.

                  3.2 Incentive Compensation.

                  (a) Short-Term Incentive Compensation. So long as the Executive remains employed by New Grey hereunder, the Executive shall be eligible to earn an annual bonus, beginning in respect of 2005, equal to 75% of his Basic Salary for achieving target performance for the applicable year and 100% of Basic Salary as a maximum bonus for outstanding achievement above target levels for the applicable year, in accordance with the terms and conditions of the Short-Term Incentive Plan to be established for New Grey for each year after the Effective Time (the "New Grey STIP"). The annual targets applicable to the Executive under the New Grey STIP shall be determined in good faith by the Group Chief Executive of Parent on a basis consistent with annual targets established for other significant operating companies of Parent in the context of New Grey's financial performance and the financial performance of the other significant operating companies of Parent.

                  (b) Long-Term Incentive Compensation. Promptly after the Effective Time, if the Executive is then employed by New Grey, Parent shall award the Executive performance shares with a target value of $1,000,000 pursuant and subject to the terms and conditions of a Long Term Incentive Plan (the "New Grey LTIP") to be established for New Grey as of the Effective Time for the three (3) year period 2005-2007 (the "LTIP Period"). If the Executive remains employed by New Grey through the end of the Initial Term, the Executive shall be entitled to receive, after the completion of the LTIP Period, a payout under the New Grey LTIP equal to the full value of his performance shares (determined based on the extent to which targets for such period are achieved), notwithstanding that the Executive may not be employed by New Grey through the end of the LTIP Period. The performance targets applicable to the New Grey LTIP shall be determined in good faith on a basis consistent with performance targets established for other significant operating companies of Parent in the context of New Grey's financial performance and the financial performance of the other significant operating companies of Parent.

                  (c) Stock Options. On or before April 30, 2005, if the Executive is then employed by New Grey, Parent shall grant to the Executive an option to acquire Parent ADRs with a fair market value (as defined in Parent Executive Stock Option Plan (the "Option Plan")) as of the date of such grant of $1,000,000.

                  On or before April 30, 2006, if the Executive is then employed by New Grey, Parent shall grant to the Executive an option to acquire Parent ADRs with a fair market value as of the date of such grant of $1,000,000. The options granted to the Executive pursuant to this Section 3.2(c) shall (1) have an exercise price per Parent ADR equal to the fair market value

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of the Parent ADRs as of the time of the grant, (2) vest on the third anniversary of the grant if the Executive remains employed by New Grey through the end of the Initial Term, (3) be exercisable for a period of ninety (90) days following the vesting if the Executive is no longer employed with New Grey and
(4) shall, subject to Sections 7(c), 9 and 12.1, otherwise be subject to the terms and provisions of the Option Plan. Grants made in 2005 and 2006 to the Executive shall be made at the same time as grants to other executives under Parent Executive Stock Option Plan.

                  3.3 Benefits. The Executive shall be eligible to participate in all insurance, pension and other fringe plans or benefits made available to senior executives of New Grey, subject to the provisions of the various benefit plans and programs in effect from time to time, including but not limited to, medical, dental and life insurance plans and New Grey's 401(k) program.

         4. Settlement Payment. The parties acknowledge that the execution, delivery and performance of, and the consummation of transactions contemplated by, the Merger Agreement and the Voting Agreement will constitute a "Change in Control in Grey" (as defined in the Original Agreement) entitling the Executive to elect to terminate his employment with Grey for "Good Reason" (for purposes of this Sections 4 and 26(a), as defined in the Original Agreement) and to receive significant severance payments and other rights and benefits under the Original Agreement. In exchange for the Executive agreeing not to terminate his employment with Grey and to terminate the Original Agreement pursuant to Section 15 of this Agreement and in part for agreeing to the non-competition provisions of Section 9 and Schedule 1, New Grey agrees to pay to the Executive a settlement payment in cash in an amount equal to the amount set forth in
Schedule 2 simultaneously with the Effective Time, subject to Section 26.

         5. Deferred Compensation; Supplemental Pension. Simultaneously with the Effective Time, the Executive shall receive a payout in cash of his compensation deferred pursuant to the Annex to the Original Agreement (the "Deferred Compensation Agreement") and his supplemental pension described in his Original Agreement (pursuant to which (x) Grey has been required to credit to a bookkeeping account for the benefit of the Executive (the "Pension Account"), as of the beginning of each month, an amount equal to $61,716.67 (less any amounts then required to be withheld by New Grey for Medicare or other taxes unless such amounts are deducted by New Grey from amounts otherwise payable to the Executive, which amounts shall be so deducted by New Grey to the extent available) and (y) at the time, or as soon as practicable after, any such credit has been made to the Pension Account, Grey has been required to transfer an amount equal to the amount of such credits to a sub-account (the "Sub-Account") created under a Trust established by Grey pursuant to the Trust Agreement ("Trust" and "Trust Agreement" shall have the meanings ascribed to such terms in the Amendment and Extension Agreement dated as of March 22, 1995, between Grey and the Executive). For illustrative purposes only, the amount of the payout described in this Section 5 as of June 30, 2004 is set forth in Schedule 3. The parties agree and acknowledge that, from and after the Effective Time, New Grey shall not be required to permit any further deferrals under the Deferred Compensation Agreement nor make any further credits to the Pension Account (subject to the last sentence of this paragraph) and shall not be required to transfer any further amounts to the Sub-Account. The Pension Account and the Sub-Account shall be debited with amounts representing all losses

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of and distributions from the Trust attributable to such Sub-Account and shall be credited with all earnings of and deposits to the Trust attributable to such Sub-Account.

         6. Life Insurance. New Grey agrees and acknowledges that the life insurance purchased by Grey pursuant to Section 5 of the Original Agreement shall be owned by the Executive or his assigns and shall be payable to a beneficiary or beneficiaries designated by him. New Grey shall not be obligated to make any premium or similar payments in respect of this life insurance.

         7. Disability; Death; Retirement. (a) If, during the Employment Term, the Executive should be unable regularly to perform his duties as required by this Agreement because of Disability, New Grey shall nevertheless pay to him:

                  (1) his full Basic Salary for the lesser of (i) the remainder of the Employment Term or (ii) one (1) year;

                  (2) on the fifth day following his Date of Disability (as defined below), a lump sum payment in an amount equal to his target bonus under the applicable New Grey STIP for the year in which such Disability occurs multiplied by a fraction the numerator of which is the number of days in such year through the Date of Disability and the denominator of which is 365 unless a greater benefit is provided by the Compensation Committee of Parent;

                  (3) after the completion of the LTIP Period, a payout under the New Grey LTIP in an amount equal to the value of the performance shares that would be awarded to the Executive under the New Grey LTIP (determined in accordance with the New Grey LTIP based on the extent to which the target for the LTIP Period is achieved) multiplied by a fraction the numerator of which is the number of days from the beginning of the LTIP Period through the Date of Disability and the denominator of which is 730 unless a greater benefit is provided by the Compensation Committee of Parent; and

                  (4) continued health benefits as provided under Section 23.

         During the entire period of his incapacity, the Executive shall perform such services hereunder as he is reasonably able to perform based upon the nature and extent of his Disability. As used in this Agreement, "Disability" shall mean the Executive's physical or mental incapacity so as to render him incapable of carrying out his duties under this Agreement. To establish a status of Disability as provided in the preceding sentence, there must first be issued in writing a determination of Disability. A determination of Disability may be issued at the initiation of Parent, the Executive or a legal representative of the Executive. A determination of Disability shall be issued upon the written certification of a qualified medical doctor agreed to by Parent and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. The date of such written certification shall be the "Date of Disability." In the absence of agreement between Parent or New Grey and the Executive (or his legal representative), each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to the Disability. In the event that either the Executive or Parent shall desire to establish whether the Executive is Disabled, the Executive (or his legal representative) and Parent shall use their respective best efforts to

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cooperate so that a prompt determination can be reached and the Executive shall make himself available, as reasonably requested by Parent, for examination by a doctor in accordance with this paragraph.

         (b) If, during the Employment Term, the Executive's employment is terminated as a result of the Executive's death, New Grey shall nevertheless pay to his estate or wife, as the case may be:

                  (1) promptly after his death, a lump sum payment in an amount equal to his target bonus under the applicable New Grey STIP for the year in which his death occurs multiplied by a fraction the numerator of which is the number of days in such fiscal year through the date of death and the denominator of which is 365 unless a greater benefit is provided by the Compensation Committee of Parent;

                  (2) after the completion of the LTIP Period, a payout under the New Grey LTIP in an amount equal to the value of the performance shares that would be awarded to the Executive under the New Grey LTIP (determined in accordance with the New Grey LTIP based on the extent to which the target for the LTIP Period is achieved) multiplied by a fraction the numerator of which is the number of days from the beginning of the LTIP Period through the date of death and the denominator of which is 730 unless a greater benefit is provided by the Compensation Committee of Parent;

                  (3) continued health benefits as provided under Section 23;
and

                  (4) promptly after his death, accrued to the date of death and unpaid Basic Salary.

         (c) If the Executive retires at any time on or after January 1, 2006 and prior to December 31, 2006, New Grey shall nevertheless pay to him:

                  (1) his full Basic Salary for the remainder of the Initial Term (for the avoidance of doubt, if the Executive retired on January 31, 2006, he would receive his Basic Salary for the remaining eleven (11) months of 2006);

                  (2) after the completion of the LTIP Period, a payout under the New Grey LTIP in an amount equal to the value of the performance shares that would be awarded to the Executive under the New Grey LTIP (determined in accordance with the New Grey LTIP based on the extent to which the target for the LTIP Period is achieved) multiplied by a fraction equal to one half (1/2);

                  (3) options previously granted to the Executive pursuant to
Section 3.2(c) will be exercisable for a period of ninety (90) days following the vesting of such options; and

                  (4) continued health benefits as provided under Section 23.

         8. Vacation. The Executive shall not be limited to the general vacation policy and program of New Grey, but, in view of his position and stature with New Grey, shall be entitled to such additional vacation time as may be reasonably appropriate to New Grey and its clients, and

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the proper performance of his duties and responsibilities; provided that the
Executive shall be allowed a minimum of thirty (30) days of paid vacation per annum.

         9. Non-Competition and Confidentiality Obligations. The Executive agrees that the services he has previously performed for Grey and his services hereunder are of a special, unique, extraordinary and intellectual character, and the Executive's position with Grey has placed him, and his positions with New Grey and Parent will place him, in a position of confidence and trust with the clients (as hereinafter defined) and employees of Grey, New Grey and Parent. The Executive also acknowledges that the clients of Grey, New Grey and Parent are located throughout the world and, accordingly, it is reasonable that the restrictive covenants set forth below are not limited by specific geographic area but by the location of the clients and potential clients of Grey, New Grey and Parent. The Executive further acknowledges that, in connection with his rendering of services to Grey, New Grey and Parent and their respective clients, he has and will obtain confidential information and trade secrets of Grey, New Grey and Parent (such as marketing plans, budgets, designs, client preferences and policies, and identity of appropriate personnel of clients with sufficient authority to influence a shift in the level and scope of services such clients have obtained and will obtain from Grey, New Grey and/or Parent).

         The Executive acknowledges that he holds a very significant amount of Grey Securities and will receive a very significant consideration in respect of these securities in the sale of Grey to Parent pursuant to the Merger Agreement and is receiving a settlement payment pursuant to Section 4.

         The Executive further acknowledges that the Executive has and will continue to develop a personal acquaintanceship and relationship with the clients of Grey, New Grey, and Parent and a knowledge of those clients' affairs and requirements which may constitute the primary or only contact of Grey, New Grey and/or Parent with such clients. The Executive acknowledges that Grey's relationships with its clients have been, and New Grey's and Parent's relationships with their clients may be, placed in the Executive's hands in confidence and trust.

         For all of the above reasons, the Executive agrees that the Executive's covenants contained in Schedule 1 (a) are reasonable and necessary for the protection of the goodwill and business of Grey and New Grey, (b) are required for the protection of the legitimate interests of Parent and New Grey and (c) are a material and necessary part of the purchase by Parent of Grey pursuant to the Merger Agreement. Accordingly, the Executive agrees to comply with the provisions of Schedule 1 of this Agreement which will be considered a part of this Section 9.

         The Executive agrees that any violation of the covenants contained in
Schedule 1 will result in (x) no further payments to the Executive under Section 3 (including forfeiture of unexercised stock options, whether vested or not, granted under Section 3.2(c)) (y) forfeiture of restricted shares granted pursuant to Section 12.1 and (z) no further provision of arrangements in Section 14.

         10. New Grey's Remedy for Breach. (a) If the Executive commits a breach or New Grey or Parent has reasonable grounds to believe that the Executive is about to commit a breach, of any of the provisions of this Agreement, including
Section 9 and Schedule 1, Parent or New

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Grey shall have the right to have the provisions of this Agreement, including
Section 9 and Schedule 1, specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to New Grey and Parent and that money damages will not provide an adequate remedy to New Grey and Parent. (b) In addition, New Grey and Parent may also take all such other actions and remedies available to them under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach. No breach by the Executive of any of the provisions of this Agreement shall affect his right or the right of his wife to the continued health benefits as provided under Section 23.

         11. Termination by the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason (as defined in the immediately subsequent sentence). For purposes of this Agreement, "Good Reason" shall mean (a) any assignment to the Executive after the Effective Time of any duties other than those contemplated by Sections 1 and 2, without his written consent; (b) any removal of the Executive from or any failure to elect or re-elect, as applicable, the Executive to any of the positions indicated in
Section 1 to the extent required by Section 1, except in connection with termination of the Executive's employment for Cause and other than the Executive's relinquishment of the position of CEO of GWW as provided in Section 2; (c) a reduction after the Effective Time in the Executive's compensation, without his written consent; (d) a failure by New Grey after the Effective Time to comply in any material respect with any of Sections 3 through 8 (provided that any such failure shall not constitute Good Reason hereunder unless the Executive shall have notified Parent in writing of such failure and given New Grey reasonable opportunity thereafter to cure such failure); (e) failure of New Grey after the Effective Time to obtain the assumption of the agreement to perform this Agreement by any successor as contemplated in Section 16; (f) a Change in Control of New Grey (as defined below), other than consummation of the transactions contemplated by the Merger Agreement; or (g) any substantial diminution of the Executive's position, including status, offices, titles or reporting relationships, without his written consent (for the purposes of this clause (g), a material reduction in the number of Chief Executive Officers of New Grey's major agencies reporting to the Executive, other than the Chief Executive Officer of Mediacom not reporting to the Executive, shall be deemed Good Reason); provided, however, (1) a change in Grey's status from an independent public company to a subsidiary of Parent at the Effective Time and the corresponding change in the Executive's duties and responsibility, (2) ceasing to serve as CEO of GWW as provided in Section 2, or (3) the Chief Executive Officer of Mediacom not reporting to the Executive, in each case, shall not constitute Good Reason under this Agreement. As of the Effective Time, the Executive hereby waives any right to terminate his employment for Good Reason based on facts, circumstances or events occurring prior to or as of the Effective Time or changes to his terms of employment reflected in this Agreement.

         If the Executive shall become entitled pursuant to the prior paragraph to terminate his employment hereunder for Good Reason, the Executive shall have a period of sixty (60) days from the date on which the Executive first becomes entitled to so terminate his employment to elect to terminate his employment for Good Reason. If the Executive elects to terminate his employment for Good Reason, he shall provide New Grey with a written notice thereof.

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         For purposes of this Agreement, a "Change in Control of New Grey" shall be conclusively deemed to have occurred if any of the following shall have taken place:

      (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Executive, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the Exchange Act) or any combination thereof or any affiliate of New Grey, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly, or indirectly, of securities representing forty percent (40%) or more of the combined voting power of New Grey's then outstanding securities;

      (ii) a merger or consolidation in which New Grey is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of New Grey immediately prior to such merger or consolidation hold, in the aggregate, securities possessing sixty percent (60%) or more of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation;

      (iii) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of New Grey (other than an internal corporate restructuring of all or part of the Parent's group of companies); or

      (iv) the approval by the stockholders of New Grey of a plan or proposal for the liquidation or dissolution of New Grey (other than an internal corporate restructuring of all or part of the Parent's group of companies).

         12. The Executive's Remedy for Termination Without Cause or for Good Reason.

                  12.1 If, during the Employment Term, (a) the Executive's employment as the Chairman shall be terminated by Parent or New Grey without Cause or (b) the Executive should elect to terminate his employment for Good Reason pursuant to Section 11, then:

                  (1) New Grey shall pay as liquidated damages to the Executive on the fifth day following the Date of Termination, a lump sum amount equal to the sum of (i) the Executive's full Basic Salary for the remainder of the Employment Term; and (ii) his target bonus under the applicable New Grey STIP for the year of such termination;

                  (2) after the LTIP Period, New Grey shall pay the Executive an amount equal to the value of the performance shares that would be awarded to the Executive under the New Grey LTIP multiplied by a fraction the numerator of which is the number of days from the beginning of the applicable LTIP period through the Date of Termination and the denominator of which is 730 unless a greater benefit is provided by the Compensation Committee of Parent;

provided, however, that in no event will the Executive be required to offset against such payment described in subsection (1) or (2) above, or to repay any part of such payment on account of, any amounts earned by him from other employment, in whatever capacity, following the Date of Termination;

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                  (3) in lieu of any stock option grant (i.e. stock option grant for 2005 or 2006) that the Executive would have received pursuant to Section 3.2(c) and has not been previously granted, Parent shall grant to the Executive the number of restricted shares of Parent ADRs with a fair market value (as defined in the Option Plan) as of the Date of Termination of $250,000 which will vest on the third anniversary of the grant;

                  (4) options previously granted to the Executive pursuant to
Section 3.2(c) will be exercisable for a period of ninety (90) days following the vesting of such options; and

                  (5) New Grey shall provide the continued health benefits as provided under Section 23.

For the purposes of this Agreement, "Date of Termination" shall mean either the date New Grey terminates the Executive's employment hereunder without Cause or the date that the Executive properly informs New Grey by written notice that he is terminating his employment for Good Reason pursuant to Section 11, except as is otherwise provided in Section 16.

                  12.2 In no event shall New Grey be required to pay, on account of its termination of this Agreement, any liquidated or other damages to the Executive if (a) the Executive's employment is validly terminated for Cause as provided in Section 22, or (b) the Executive terminates his employment without Good Reason. Notwithstanding the foregoing, and for the avoidance of doubt, if the Executive is validly terminated for Cause as provided in Section 22, or the Executive terminates his employment without Good Reason, then the Executive shall receive the continued health benefits as provided under Section 23.

         13. Treatment of Section 280G. In the event that the Executive is required to pay an excise tax (the "Excise Tax") imposed by Section 4999 of the of the Internal Revenue Code of 1986, as amended (the "Code"), on any "excess parachute payments", as defined in Section 280G of the Code, at any time (and regardless of the application of Section 27) by reason of the Executive's receipt of any payment or benefit hereunder, New Grey shall promptly pay the Executive the amount or amounts that are necessary to place him in the same after-tax financial position that he would have been in had he not incurred any tax liability under Section 4999 of the Code. The determination of whether the amount or amounts shall be made at New Grey's expense by an accounting firm selected by Parent from among the four largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination, together with detailed supporting calculations and documentation to Parent and the Executive within ten (10) days of the Effective Time or the Executive's date of termination of employment, as applicable.

         14. Certain Post-Termination Arrangements.

                  14.1 Upon the termination of the Executive's employment at the end of the Employment Term, or upon the termination of the Executive's employment at any time for Good Reason, or by New Grey without Cause, or the Executive's retirement pursuant to Section 7(c) then for five (5) years thereafter (the "Continuation Period"), New Grey shall, at its expense, furnish the Executive with:

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                  (a) such office accommodations (at New Grey or elsewhere) as comparable in quality and floor location and no less than one-half the size of those utilized by the Executive and his secretaries personally prior to his termination of employment and located in the midtown Manhattan area;

                  (b) for the first two (2) years of the Continuation Period, two secretaries having skill levels comparable to skill levels of the senior secretaries utilized by the Executive immediately prior to his termination of employment, with salary and benefits and office accommodations and facilities comparable to those of the senior secretaries utilized by the Executive prior to his termination of employment and, for the remainder of the Continuation Period, access to a secretary having skill levels comparable to skill levels of the senior secretary utilized by the Executive immediately prior to his termination of employment;

                  (c) a car and a driver comparable to the car and driver furnished him prior to his termination of employment, to be used by the Executive as he sees fit, and New Grey shall pay all the associated expenses of such car and driver on the same basis as it paid such expenses during the Executive's employment hereunder;

                  (d) New Grey shall reimburse the Executive for all travel and entertainment expenses incurred by him in performing services for New Grey consistent with New Grey's policy for other senior executives of New Grey; provided, that the Executive provides written documentation for such expenses in a manner consistent with New Grey's policy; and

                  (e) New Grey shall provide the Executive access to the executive dining rooms and kitchen facilities of New Grey on a basis comparable to other senior executives of New Grey and to the extent executive dining rooms and kitchen facilities exist.

                  14.2 Within one hundred twenty (120) days after commencement of the Continuation Period, the Executive shall have the right to take possession and ownership from New Grey of up to $100,000 worth of furnishings, artwork and the like contained in his office immediately prior to the Continuation Period (with furniture valued on the basis of depreciated book value and artwork and the like being valued on the basis of fair market value).

         15. Prior Agreements; Waiver. As of the Effective Time, the Original Agreement (except to the extent expressly provided in this Agreement, including the Schedules hereto, as applicable), and all other current and prior employment agreements, oral or written, between New Grey or Grey or any of its subsidiaries, on the one hand, and the Executive, on the other hand, shall thereupon terminate and be void and of no further force or effect, and none of Grey, New Grey, Parent or the Executive shall have any further rights or obligations thereunder, and this Agreement (including the Schedules hereto, as applicable) shall constitute the only employment agreement between the parties until and unless otherwise modified in a writing signed by all parties hereto. Any failure, omission, or delay on the part of a party hereof to enforce, assert, or exercise any right conferred to such party under this Agreement or otherwise shall not constitute a waiver of any such right.

         16. Successors; Binding Agreement. New Grey (or, as applicable, Parent) shall require any successor (whether direct or indirect, by purchase, merger, consolidation or

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

otherwise) to all or substantially all of the business and/or assets of New Grey (or, as applicable, Parent) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that New Grey (or, as applicable, Parent) would be required to perform it if no such succession had taken place. Failure of New Grey (or, as applicable, Parent) to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from New Grey (or, as applicable, Parent) in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason pursuant to Section 11, except that for purposes of Section 12.1, the Date of Termination shall be deemed to be the date on which any succession becomes effective. As used in this Agreement, "New Grey" and "Parent" shall mean New Grey and Parent, respectively, as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 16 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. For purposes of this
Section 16, "substantially all of the business and/or assets" of an entity shall mean any portion of the relevant entity's business which shall have contributed fifty percent (50%) of either the revenues or earnings before the taxes of such entity and its subsidiaries as a whole during the last full fiscal year prior to any sale, merger or consolidation, or which shall have comprised fifty percent (50%) of the assets of such entity and its subsidiaries as a whole immediately prior to any sale, merger or consolidation.

         17. Notices. All notices or other communications under this Agreement shall be duly given, if mailed, postage prepaid, Certified Mail, Return Receipt Requested, or hand delivered against receipt therefor, if to the Executive, at his residence address shown above, if to New Grey, to its principal office address shown above, attention to the Secretary of New Grey and if to Parent, to its principal office address shown above, attention to the Group Chief Executive of Parent (or to such other addresses) as may be designated in writing by New Grey, Parent or the Executive from time to time.

         18. Severability; Survival. In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         19. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within New York.

         20. Arbitration. Any controversy or claim arising out of or relating to this Agreement (other than Section 9 and Schedule 1 or Section 10), or any breach of this Agreement (other than Section 9 and Schedule 1 or Section 10), shall be resolved by final, binding and non-appealable arbitration in accordance with the rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association who is approved by both New Grey and Parent, on the one hand, and the Executive, on the other hand. In the absence of such approval, each of New Grey and Parent, on the one hand, and the Executive, on the other hand, shall designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and the two persons so designated shall select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. In the event that New Grey or Parent, on the one hand, or the Executive, on the other hand, fails to so designate, the arbitrator shall be selected in accordance with the rules of the American Arbitration Association. The arbitration shall be held in New York City, New York, or such other place as may be mutually agreed upon at the time by the parties to the arbitration. In the event of a dispute as to the basis of termination, or the right to terminate this Agreement for Cause, New Grey shall continue to make all payments of salary and other compensation and to meet all other financial obligations to the Executive as provided in this Agreement for a period of up to three months from the Date of Termination, pending resolution of the dispute by arbitration pursuant to this Section 20. Such payment by New Grey shall be without prejudice to its right to claim reimbursement of the amount so paid to or on behalf of the Executive and to assert such claim by action against him, if the arbitrator shall resolve the dispute in favor of Parent or New Grey, as applicable. If the Executive shall prevail in whole or in part before the arbitrator, New Grey shall pay the Executive actual and reasonable costs and attorney's fees at the conclusion of any such proceeding before the arbitrator to the extent and in the proportion that the arbitrator deems just and equitable. Notwithstanding the foregoing, New Grey and/or Parent shall be entitled to seek injunctive relief in a court of competent jurisdiction as provided in Section 10(a) pending the resolution by arbitration of the dispute or controversy underlying New Grey's request for injunctive relief. Similarly, the Executive shall be entitled to seek injunctive relief to enforce the obligation of Parent or New Grey, as applicable, pursuant to this Section 20 to continue to make payments for up to three months pending resolution by arbitration of a dispute as to the basis of termination or the right to terminate this Agreement for Cause.

         21. Assignment. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law or in accordance with Section 16; provided, however, that New Grey and Parent shall be permitted to assign this Agreement to an affiliate in connection with a reorganization of New Grey's or Parent's business or assets for tax or financial planning purposes. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         22. Resignation of the Executive as Director; Termination by New Grey for Cause.

         (a) At such time at which the Executive ceases to be the Chairman, if he is then director of New Grey, Parent, or any of their subsidiaries, he shall tender his resignation as a director of such entity.

         (b) As used in this Agreement, "Cause" shall mean (1) (x) the willful and continued failure by the Executive to substantially perform the Executive's duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from the Executive's voluntary termination or termination for Good Reason or other similar reason) or (y) a violation of the written policies applicable to senior executives of New Grey or Parent, in each case such failure or violation that is reasonably likely to result in demonstrable and material injury to New Grey or Parent, monetarily or otherwise, or (2) the entry of an order and judgment of conviction of the Executive in a court of law of a felony (within the meaning of 18 U.S.C.
Section 1) which substantially impairs the Executive's ability to perform his duties hereunder; provided, in any event, the Executive shall be given written notice by Parent Board or the Group Chief Executive of Parent that it or he intends to terminate the Executive's employment for Cause under this Section 22, which written notice shall specify the basis on which Parent Board or the Group Chief Executive of Parent, as applicable, intends to terminate the Executive's employment, and the Executive shall then be given the opportunity within fifteen
(15) days of his receipt of such notice, to have a meeting with Parent Board or the Group Chief Executive of Parent, as applicable, to discuss such matter. The Executive shall then be given seven (7) days after such meeting within which to cease, or correct, the performance (or nonperformance) giving rise to such written notice, or, if practicable under the circumstances, to demonstrate his ability to perform his duties hereunder, and upon the Executive's failure within seven (7) days to so perform, the Executive's employment shall automatically be terminated hereunder for Cause. For purposes of this Section 22, no act, or failure to act, on the Executive's part shall be considered "willful" unless done or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of New Grey or Parent.

         23. Continuation of Health Benefits. Upon the termination of the Executive's employment at the end of the Employment Term (or upon the termination of the Executive's employment prior thereto for any reason other than his death), New Grey shall continue to maintain and pay the premiums on all employee health, medical and medical reimbursement plans presently in effect with such changes made in the ordinary course to company wide plans during the Employment Term hereunder (or otherwise provide substantially identical coverage) for the remainder of the Executive's life. Premiums paid by New Grey during the Executive's employment in accordance with the preceding sentence shall be reported by New Grey or Parent, as applicable, as compensation on the Executive's annual federal income tax Form W-2. In addition, following the Executive's death, his wife, provided she shall be married to the Executive on the date of his death, shall be provided by New Grey for the remainder of her life with the same medical benefits provided to her by New Grey prior to his death.

         24. No Conflict. The Executive represents and warrants that he is not subject to any agreement, instrument, obligations, order, judgment or decree of any kind, or any other restrictive agreement or obligation of any character, which would prevent him from entering into this Agreement or which would be breached by him upon the performance of his duties pursuant to this Agreement.

         25. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument.

         26. Termination Prior to the Effective Time.

         (a) The Executive agrees that, notwithstanding anything to the contrary contained in this Agreement or the Original Agreement, in the event that, prior to or as of the Effective Time, the Executive's employment with Grey is terminated for any reason, this Agreement (other than this Section 26(a), Sections 9 (including Schedule 1), 10, 15, 17, 18, 19, 20, 21, 24, 25 and 28)
shall thereupon terminate and the Executive shall forfeit, and not be entitled to receive, any further payments, rights and benefits under the Original Agreement or under any other plan or agreement of or with Grey or any of its subsidiaries, regardless of whether such payments, rights or benefits are otherwise vested other than: (i) continuation of health benefits in accordance with Section 23 of the Original Agreement; (ii) to the extent applicable, the payments and benefits provided in Section 26(b) and 26(c) if the Executive's death or Disability (determined in accordance with Section 7 of this Agreement) occurs after he is terminated by Grey without Cause or the Executive departed for Good Reason (as defined in the Original Agreement, other than by reason of a Change in Control of Grey); and (iii) payout in cash of his compensation deferred pursuant to the Deferred Compensation Agreement and the balance in his Sub-Account which he shall be entitled to receive in accordance with Section 4 of the Original Agreement immediately after the Effective Time unless at such time he assumes his role hereunder. However, (1) in the event that the Merger Agreement is terminated pursuant to Article VIII thereof, the foregoing forfeiture shall not apply, and the Executive shall be entitled to receive from Grey all such payments, rights and benefits in accordance with their terms, (2) in the event that the Executive was terminated by Grey without Cause or the Executive departed for Good Reason (as defined in the Original Agreement, other than by reason of a Change in Control of Grey) prior to or as of the Effective Time, the Executive will be provided an opportunity to assume his role hereunder and if the Executive assumes his role hereunder immediately after the Effective Time, this Agreement shall be deemed not to have been terminated and the Executive shall thereupon be entitled to receive the salary and benefits that the Executive would have been entitled to receive prior to the Effective Time under Sections 3 and 4 of the Original Agreement or under any other plan of or with Grey or any of its subsidiaries, in each case to the extent that the Executive would have been entitled to receive such salary and benefits had no Change in Control of Grey occurred and his employment with Grey not been terminated prior to the Effective Time. For the avoidance of doubt, in the event that the Executive was terminated by Grey without Cause or the Executive departed for Good Reason (as defined in the Original Agreement, other than by reason of a Change in Control of Grey) prior to or as of the Effective Time and if the Executive is not afforded an opportunity to assume his role hereunder, any forfeiture under this Section 26 shall not apply and the Executive shall be entitled to receive from Grey all such payments, rights and benefits in accordance with their terms.

         (b) In the event that the Executive's employment with Grey is terminated prior to the Effective Time as a result of the Executive's death or if the Executive's death occurs after he is terminated by Grey without Cause or the Executive departed for Good Reason (as defined in the Original Agreement, other than by reason of a Change in Control of Grey) and prior to the Effective Time, the Executive's estate and wife, as applicable, shall be entitled to receive from Grey the payment and benefits that he was entitled to receive upon death under his Original Agreement or under any other plan of Grey or any of its subsidiaries in effect as of the date of this Agreement.

         (c) In the event that the Executive's employment with Grey is terminated prior to the Effective Time as a result of the Executive's Disability (determined in accordance with Section 7 of this Agreement) or if the Executive's Disability (determined in accordance with Section 7 of this Agreement) occurs after he is terminated by Grey without Cause or the Executive departed for Good Reason (as defined in the Original Agreement, other than by reason of a Change in Control of Grey) and prior to the Effective Time, the Executive and wife, as applicable, shall be entitled to receive from Grey the payments and benefits that he would have been entitled to receive upon Disability under the Original Agreement or under any other plan of Grey or any of its subsidiaries in effect as of the date of this Agreement.

         27. Exercise of Stock Options. The Executive agrees that, if the Effective Time will not occur until 2005, then prior to December 31, 2004 and upon reasonably adequate written notice by Parent, the Executive will exercise such stock options to purchase shares of the common stock of Grey in a manner sufficient to eliminate any "excess parachute payments" that he would have otherwise received in connection with the Merger. Such notice shall indicate the aggregate intrinsic spread that would need to be achieved in connection with such exercise to effect such elimination, as determined by Parent or its accountants at Parent's expense. Upon the Executive's reasonable request, Parent shall provide to the Executive detailed supporting calculations and documentation relating to such determination as soon as reasonably practicable following such request. To the extent permitted by the applicable equity compensation plan(s) under which the stock option(s) were granted, the Executive shall be permitted to use shares of Grey common stock previously owned by him or acquired by him in connection with such exercise in order to pay the exercise price and/or satisfy any tax withholding obligation relating to such exercise.

         28. Termination of Merger Agreement. In the event that the Merger Agreement is terminated pursuant to Article VIII thereof, this Agreement shall thereupon terminate and be null and void ab initio and of no further force and effect; none of Parent, New Grey, or the Executive shall have any rights or obligations hereunder; and the Original Agreement will be in effect.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

         GREY GLOBAL GROUP INC.

         By: /s/ Steven G. Felsher
             --------------------------------
         Name: Steven G. Felsher
         Title: Vice Chairman

         /s/ Edward H. Meyer
         -------------------------------------
         EDWARD H. MEYER, the Executive

         WPP GROUP PLC

         By: Paul Richardson
             --------------------------------
         Name: Paul Richardson
         Title: Group Finance Director

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